Exhibit 4.29

DESCRIPTION OF REGISTRANT’S SECURITIES

REGISTERED PURSUANT TO SECTION 12 OF

THE SECURITIES EXCHANGE ACT OF 1934

The following description of the common stock of Digital Realty Trust, Inc.’s (“DLR”) sets forth certain general terms and provisions of the common stock. The description of DLR’s common stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable provisions of DLR’s charter and bylaws.

As of February 26, 2021, the total number of shares of stock of all classes which DLR has authority to issue is 502,000,000 shares, consisting of 392,000,000 shares of common stock, $0.01 par value per share, and 110,000,000 shares of preferred stock, $0.01 par value per share.

General. All outstanding shares of the common stock are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of the company’s charter regarding the restrictions on transfer of stock, holders of shares of the common stock are entitled to receive dividends on such stock if, as and when authorized by the company’s board of directors out of assets legally available therefor and declared by the company and to share ratably in the assets of the company legally available for distribution to the company’s stockholders in the event of the company’s liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities of the company.

Subject to the provisions of the company’s charter regarding the restrictions on transfer of stock and except as may be otherwise specified therein with respect to any class or series of common stock, each outstanding share of the common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of the company’s board of directors, which means that the holders of a majority of the outstanding shares of the common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors. Directors are elected by a majority of all the votes cast at a meeting of stockholders duly called and at which a quorum is present if the election is uncontested. Directors are elected by a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present if the election is contested.

Holders of shares of the common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of the company and generally have no appraisal rights unless the company’s board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. Subject to the provisions of the company’s charter regarding the restrictions on transfer of stock, shares of the common stock will have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law, or MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless the action is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for certain charter amendments relating to the removal of directors and the vote required for certain amendments, the company’s charter provides that these actions may be taken if declared advisable by a majority of the company’s board of directors and approved by the vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, operating assets may be held by a corporation’s subsidiaries, as in the company’s situation, and these subsidiaries may be able to transfer all or substantially all of such assets without a vote of the parent corporation’s stockholders.

The company’s charter authorizes its board of directors to reclassify any unissued shares of the common stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Power to Increase Authorized Stock and Issue Additional Shares of the Common Stock

The company’s board of directors has the power to amend the company’s charter from time to time without stockholder approval to increase or decrease the number of authorized shares of common stock, to issue additional authorized but unissued shares of the common stock and to classify or reclassify unissued shares of the common stock into other classes or series of stock and thereafter to cause the company to issue such classified or reclassified shares of stock. The company believes these powers provide it with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. Subject to the limited rights of holders of the company’s series C preferred stock, series J preferred stock, series K preferred stock and series L preferred stock and each other parity class or series of preferred stock, voting together as a single class, to approve certain issuances of senior classes or series of stock, the additional classes or series, as well as the common stock, will be available for issuance without further action by the company’s stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which the company’s securities may be listed or traded. Although the company’s board of directors does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of the company that might involve a premium price for the company’s stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

To assist us in complying with certain U.S. federal income tax requirements applicable to REITs, the company has adopted certain restrictions relating to the ownership and transfer of the common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF PREFERRED STOCK

The description of preferred stock set forth below does not purport to be complete and is qualified in its entirety by reference to the articles supplementary relating to the applicable class or series.

General

The company’s charter provides that it may issue up to 110 million shares of preferred stock, $0.01 par value per share, or preferred stock. The company’s charter authorizes its board of directors to amend its charter from time to time without stockholder approval to increase or decrease the number of authorized shares of preferred stock. As of February 26, 2021, 8,050,000 shares of the company’s series C preferred stock, 8,000,000 shares of the company’s series J preferred stock, 8,400,000 shares of the series K preferred stock and 13,800,000 shares of the series L preferred stock were issued and outstanding. No other shares of the company’s preferred stock are currently outstanding.

The company’s charter authorizes its board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any series into other classes or series of stock. Prior to the issuance of shares of each class or series, the company’s board of directors is required by the MGCL and the company’s charter to set, subject to the provisions of the company’s charter regarding the restrictions on transfers of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, the company’s board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of the company that might involve a premium price for holders of the common stock or otherwise be in their best interest.

Power to Increase Authorized Stock and Issue Additional Shares of Preferred Stock

The company’s board of directors has the power to amend the company’s charter from time to time without stockholder approval to increase or decrease the number of authorized shares of preferred stock, to issue additional authorized but unissued shares of the company’s preferred stock and to classify or reclassify unissued shares of the company’s preferred stock into other classes or series of stock and thereafter to cause us to issue such classified or reclassified shares of stock. Subject to the limited rights of holders of the company’s series C preferred stock, series J preferred stock, series K preferred stock and series L preferred stock and each other parity class or series of preferred stock, voting together as a single class, to approve certain issuances of senior classes or series of stock, the additional classes or series will be available for issuance without further action by the company’s stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which the company’s securities may be listed or traded. Although the company’s board of directors does not intend to do so, it could authorize the company to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of the company that might involve a premium price for the company’s stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

To assist the company in complying with certain U.S. federal income tax requirements applicable to REITs, the company has adopted certain restrictions relating to the ownership and transfer of the series C preferred stock, series J preferred stock, series K preferred stock and series L preferred stock.

6.625% Series C Cumulative Redeemable Perpetual Preferred Stock

General. The DLR board approved articles supplementary creating the series C preferred stock as a series of DLR’s preferred stock, designated as the 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock. The following description of the series C preferred stock is qualified in its entirety by reference to such articles supplementary and DLR’s charter. The series C preferred stock is validly issued, fully paid and nonassessable.

The series C preferred stock is currently listed on the NYSE as “DLR Pr C”.

Ranking. The series C preferred stock ranks, with respect to dividend rights and rights upon DLR’s liquidation, dissolution or winding-up:

•	senior to all classes or series of the common stock and to any other class or series of stock expressly designated as ranking junior to the series C preferred stock;

•

on parity with any class or series of stock expressly designated as ranking on parity with the series C preferred stock, including the the series J preferred stock, the series K preferred stock and the series L preferred stock; and

•	junior to any other class or series of stock expressly designated as ranking senior to the series C preferred stock.

Dividend Rate and Payment Date. Holders of the series C preferred stock are entitled to receive cumulative cash dividends on the series C preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of March, June, September and December of each year, at the rate of 6.625% per annum of the $25.00 liquidation preference per share (equivalent to an annual amount of $1.65625 per share). Dividends on the series C preferred stock will accrue whether or not DLR has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, holders of the series C preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to but excluding the date of payment, before any payment is made to holders of the common stock and any other class or series of stock ranking junior to the series C preferred stock as to liquidation rights. The rights of holders of series C preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of stock ranking on parity with the series C preferred stock as to liquidation.

Optional Redemption. The series C preferred stock may not be redeemed prior to May 15, 2021, except in limited circumstances to preserve DLR’s status as a REIT and pursuant to the special optional redemption right described below. On and after May 15, 2021, the series C preferred stock will be redeemable at DLR’s option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. However, unless full cumulative dividends on the series C preferred stock for all past dividend periods have been, or contemporaneously are, paid or an amount in cash sufficient for the payment thereof is set apart, no shares of series C preferred stock may be redeemed; provided, that the foregoing restriction does not prevent DLR from taking action necessary to preserve its status as a REIT. Any partial redemption will be on a pro rata basis.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined in the articles supplementary), DLR may, at its option, redeem the series C preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), DLR exercises any of its redemption rights relating to the series C preferred stock (whether its optional redemption right or its special optional redemption right), the holders of series C preferred stock will not have the conversion right described below.

No Maturity, Sinking Fund or Mandatory Redemption. The series C preferred stock has no stated maturity date and DLR is not be required to redeem the series C preferred stock at any time. Accordingly, the series C preferred stock will remain outstanding indefinitely, unless DLR decides, at its option, to exercise its redemption right or, under circumstances where the holders of the series C preferred stock have a conversion right, such holders decide to convert the series C preferred stock into common stock. The series C preferred stock is not subject to any sinking fund.

Voting Rights. Holders of series C preferred stock generally have no voting rights. However, if DLR is in arrears on dividends on the series C preferred stock for six or more quarterly periods, whether or not consecutive, holders of the series C preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of at least 10% of such holders or at the next annual meeting of stockholders and each subsequent annual meeting of stockholders for the election of two additional directors to serve on the DLR board until all accumulated dividends with respect to the series C preferred stock and any other class or series of parity preferred stock have been fully paid. In addition, DLR may not make certain material and adverse changes to the terms of the series C preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series C preferred stock and all other shares of any class or series ranking on parity with the series C preferred stock that are entitled to similar voting rights (voting together as a single class).

Conversion. Upon the occurrence of a Change of Control, each holder of series C preferred stock will have the right (unless, prior to the Change of Control Conversion Date, DLR has provided or provides notice of its election to redeem the series C preferred stock) to convert some or all of the series C preferred stock held by such holder on the date the series C preferred stock is to be converted, which DLR refers to as the Change of Control Conversion Date, into a number of shares of common stock per share of series C preferred stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series C preferred stock dividend payment and prior to the corresponding series C preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.6389035 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the articles supplementary relating to the series C preferred stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of common stock is solely cash, the amount of cash consideration per share of common stock, (ii) if the consideration to be received in the Change of Control by holders of common stock is other than solely cash, the average of the closing price per share of common stock on the ten consecutive trading days immediately preceding, but not including, the effective date of such Change of Control and (iii) if there is not a readily determinable closing price for the common stock, the fair market value of such other consideration received in the Change of Control per share of common stock as determined by the DLR board or a committee thereof.

If, prior to the Change of Control Conversion Date, DLR has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of series C preferred stock will not have any right to convert the series C preferred stock into shares of DLR’s common stock in connection with the Change of Control and any shares of series C preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the series C preferred stock will not be convertible into or exchangeable for any other securities or property.

Transfer Agent and Registrar. The transfer agent and registrar for the series C preferred stock is American Stock Transfer & Trust Company, LLC.

5.250% Series J Cumulative Redeemable Preferred Stock

General. The DLR board and a duly authorized committee thereof approved articles supplementary creating the series J preferred stock as a series of DLR’s preferred stock, designated as the 5.250% Series J Cumulative Redeemable Preferred Stock. The following description of the series J preferred stock is qualified in its entirety by reference to such articles supplementary and DLR’s charter. The series J preferred stock is validly issued, fully paid and nonassessable.

The series J preferred stock is currently listed on the NYSE as “DLR Pr J”.

Ranking. The series J preferred stock ranks, with respect to dividend rights and rights upon DLR’s liquidation, dissolution or winding-up:

•	senior to all classes or series of the common stock and to any other class or series of stock expressly designated as ranking junior to the series J preferred stock;

•

on parity with any class or series of stock expressly designated as ranking on parity with the series J preferred stock, including the series C preferred stock, series K preferred stock and series L preferred stock; and

•	junior to any other class or series of stock expressly designated as ranking senior to the series J preferred stock.

Dividend Rate and Payment Date. Holders are entitled to receive cumulative cash dividends on the series J preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of March, June, September and December of each year, at the rate of 5.250% per annum of the $25.00 liquidation preference per share (equivalent to an annual amount of $1.3125 per share). Dividends on the series J preferred stock will accrue whether or not DLR has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, holders of the series J preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to but excluding the date of payment, before any payment is made to holders of the common stock and any other class or series of stock ranking junior to the series J preferred stock as to liquidation rights. The rights of holders of series J preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of stock ranking on parity with the series J preferred stock as to liquidation.

Optional Redemption. The series J preferred stock may not be redeemed prior to August 7, 2022, except in limited circumstances to preserve DLR’s status as a REIT and pursuant to the special optional redemption right described below. On and after August 7, 2022, the series J preferred stock will be redeemable at DLR’s option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. However, unless full cumulative dividends on the series J preferred stock for all past dividend periods have been, or contemporaneously are, paid or an amount in cash sufficient for the payment thereof is set apart, no shares of series J preferred stock may be redeemed unless all outstanding shares of series J preferred stock are simultaneously redeemed; provided, that the foregoing restriction does not prevent DLR from taking action necessary to preserve its status as a REIT. Any partial redemption will be on a pro rata basis.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined in the articles supplementary), DLR may, at its option, redeem the series J preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), DLR exercises any of its redemption rights relating to the series J preferred stock (whether its optional redemption right or its special optional redemption right), the holders of series J preferred stock will not have the conversion right described below.

No Maturity, Sinking Fund or Mandatory Redemption. The series J preferred stock has no stated maturity date and DLR is not required to redeem the series J preferred stock at any time. Accordingly, the series J preferred stock will remain outstanding indefinitely, unless DLR decides, at its option, to exercise its redemption right or, under circumstances where the holders of the series J preferred stock have a conversion right, such holders decide to convert the series J preferred stock into common stock. The series J preferred stock is not subject to any sinking fund.

Voting Rights. Holders of series J preferred stock generally have no voting rights. However, if DLR is in arrears on dividends on the series J preferred stock for six or more quarterly periods, whether or not consecutive, holders of the series J preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of at least 10% of such holders or at the next annual meeting of stockholders and each subsequent annual meeting of stockholders for the election of two additional directors to serve on the DLR board until all unpaid dividends with respect to the series J preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, DLR may not make certain material and adverse changes to the terms of the series J preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series J preferred stock and all other shares of any class or series ranking on parity with the series J preferred stock that are entitled to similar voting rights (voting together as a single class).

Conversion. Upon the occurrence of a Change of Control, each holder of series J preferred stock will have the right (unless, prior to the Change of Control Conversion Date, DLR has provided or provides notice of its election to redeem the series J preferred stock) to convert some or all of the series J preferred stock held by such holder on the date the series J preferred stock is to be converted, which DLR refers to as the Change of Control Conversion Date, into a number of shares of common stock per share of series J preferred stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series J preferred stock dividend payment and prior to the corresponding series J preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.42521 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the articles supplementary relating to the Series J preferred stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of common stock is solely cash, the amount of cash consideration per share of common stock or (ii) if the consideration to be received in the Change of Control by holders of common stock is other than solely cash (x) the average of the closing sale prices per share of the common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the common stock is then traded, or (y) the average of the last quoted bid prices for the DLR’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the common stock is not then listed for trading on a U.S. securities exchange.

If, prior to the Change of Control Conversion Date, DLR has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of series J preferred stock will not have any right to convert the series J preferred stock into shares of DLR’s common stock in connection with the Change of Control and any shares of series J preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the series J preferred stock is not convertible into or exchangeable for any other securities or property.

Transfer Agent and Registrar. The transfer agent and registrar for the series J preferred stock is American Stock Transfer & Trust Company, LLC.

5.850% Series K Cumulative Redeemable Preferred Stock

General. The DLR board and a duly authorized committee thereof approved articles supplementary creating the series K preferred stock as a series of DLR’s preferred stock, designated as the 5.850% Series K Cumulative Redeemable Preferred Stock. The following description of the series K preferred stock is qualified in its entirety by reference to such articles supplementary and DLR’s charter. The series K preferred stock is validly issued, fully paid and nonassessable.

The series K preferred stock is currently listed on the NYSE as “DLR Pr K”.

Ranking. The series K preferred stock ranks, with respect to dividend rights and rights upon DLR’s liquidation, dissolution or winding-up:

•	senior to all classes or series of the common stock and to any other class or series of stock expressly designated as ranking junior to the series K preferred stock;

•

on parity with any class or series of stock expressly designated as ranking on parity with the series K preferred stock, including the series C preferred stock, series J preferred stock and series L preferred stock; and

•	junior to any other class or series of stock expressly designated as ranking senior to the series K preferred stock.

Dividend Rate and Payment Date. Holders are entitled to receive cumulative cash dividends on the series K preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of March, June, September and December of each year, at the rate of 5.850% per annum of the $25.00 liquidation preference per share (equivalent to an annual amount of $1.4625 per share). Dividends on the series K preferred stock will accrue whether or not DLR has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, holders of the series K preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to but excluding the date of payment, before any payment is made to holders of the common stock and any other class or series of stock ranking junior to the series K preferred stock as to liquidation rights. The rights of holders of series K preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of stock ranking on parity with the series K preferred stock as to liquidation.

Optional Redemption. The series K preferred stock may not be redeemed prior to March 13, 2024, except in limited circumstances to preserve DLR’s status as a REIT and pursuant to the special optional redemption right described below. On and after March 13, 2024, the series K preferred stock will be redeemable at DLR’s option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. However, unless full cumulative dividends on the series K preferred stock for all past dividend periods have been, or contemporaneously are, paid or an amount in cash sufficient for the payment thereof is set apart, no shares of series K preferred stock may be redeemed unless all outstanding shares of series K preferred stock are simultaneously redeemed; provided, that the foregoing restriction does not prevent DLR from taking action necessary to preserve its status as a REIT. Any partial redemption will be on a pro rata basis.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined in the articles supplementary), DLR may, at its option, redeem the series K preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), DLR exercises any of its redemption rights relating to the series K preferred stock (whether its optional redemption right or its special optional redemption right), the holders of series K preferred stock will not have the conversion right described below.

No Maturity, Sinking Fund or Mandatory Redemption. The series K preferred stock has no stated maturity date and DLR is not required to redeem the series K preferred stock at any time. Accordingly, the series K preferred stock will remain outstanding indefinitely, unless DLR decides, at its option, to exercise its redemption right or, under circumstances where the holders of the series K preferred stock have a conversion right, such holders decide to convert the series K preferred stock into common stock. The series K preferred stock is not subject to any sinking fund.

Voting Rights. Holders of series K preferred stock generally have no voting rights. However, if DLR is in arrears on dividends on the series K preferred stock for six or more quarterly periods, whether or not consecutive, holders of the series K preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of at least 10% of such holders or at the next annual meeting of stockholders and each subsequent annual meeting of stockholders for the election of two additional directors to serve on the DLR board until all unpaid dividends with respect to the series K preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, DLR may not make certain material and adverse changes to the terms of the series K preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series K preferred stock and all other shares of any class or series ranking on parity with the series K preferred stock that are entitled to similar voting rights (voting together as a single class).

Conversion. Upon the occurrence of a Change of Control, each holder of series K preferred stock will have the right (unless, prior to the Change of Control Conversion Date, DLR has provided or provides notice of its election to redeem the series K preferred stock) to convert some or all of the series K preferred stock held by such holder on the date the series K preferred stock is to be converted, which DLR refers to as the Change of Control Conversion Date, into a number of shares of common stock per share of series K preferred stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series K preferred stock dividend payment and prior to the corresponding series K preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.43611 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the articles supplementary relating to the Series K preferred stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of common stock is solely cash, the amount of cash consideration per share of common stock or (ii) if the consideration to be received in the Change of Control by holders of common stock is other than solely cash (x) the average of the closing sale prices per share of the common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the common stock is then traded, or (y) the average of the last quoted bid prices for the DLR’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the common stock is not then listed for trading on a U.S. securities exchange.

If, prior to the Change of Control Conversion Date, DLR has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of series K preferred stock will not have any right to convert the series K preferred stock into shares of DLR’s common stock in connection with the Change of Control and any shares of series K preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the series K preferred stock is not convertible into or exchangeable for any other securities or property.

Transfer Agent and Registrar. The transfer agent and registrar for the series K preferred stock is American Stock Transfer & Trust Company, LLC.

5.200% Series L Cumulative Redeemable Preferred Stock

General. The DLR board and a duly authorized committee thereof approved articles supplementary creating the series L preferred stock as a series of DLR’s preferred stock, designated as the 5.200% Series L Cumulative Redeemable Preferred Stock. The following description of the series L preferred stock is qualified in its entirety by reference to such articles supplementary and DLR’s charter. The series L preferred stock is validly issued, fully paid and nonassessable.

The series L preferred stock is currently listed on the NYSE as “DLR Pr L”.

Ranking. The series L preferred stock ranks, with respect to dividend rights and rights upon DLR’s liquidation, dissolution or winding-up:

•	senior to all classes or series of the common stock and to any other class or series of stock expressly designated as ranking junior to the series L preferred stock;

•

on parity with any class or series of stock expressly designated as ranking on parity with the series L preferred stock, including the series C preferred stock, series J preferred stock and series K preferred stock; and

•	junior to any other class or series of stock expressly designated as ranking senior to the series L preferred stock.

Dividend Rate and Payment Date. Holders are entitled to receive cumulative cash dividends on the series L preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of March, June, September and December of each year, at the rate of 5.200% per annum of the $25.00 liquidation preference per share (equivalent to an annual amount of $1.30 per share). Dividends on the series L preferred stock will accrue whether or not DLR has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, holders of the series L preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to but excluding the date of payment, before any payment is made to holders of the common stock and any other class or series of stock ranking junior to the series L preferred stock as to liquidation rights. The rights of holders of series L preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of stock ranking on parity with the series L preferred stock as to liquidation.

Optional Redemption. The series L preferred stock may not be redeemed prior to October 10, 2024, except in limited circumstances to preserve DLR’s status as a REIT and pursuant to the special optional redemption right described below. On and after October 10, 2024, the series L preferred stock will be redeemable at DLR’s option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. However, unless full cumulative dividends on the series L preferred stock for all past dividend periods have been, or contemporaneously are, paid or an amount in cash sufficient for the payment thereof is set apart, no shares of series L preferred stock may be redeemed unless all outstanding shares of series L preferred stock are simultaneously redeemed; provided, that the foregoing restriction does not prevent DLR from taking action necessary to preserve its status as a REIT. Any partial redemption will be on a pro rata basis.

Special Optional Redemption. Upon the occurrence of a Change of Control, (as defined in the articles supplementary) DLR may, at its option, redeem the series L preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), DLR exercises any of its redemption rights relating to the series L preferred stock (whether its optional redemption right or its special optional redemption right), the holders of series L preferred stock will not have the conversion right described below.

No Maturity, Sinking Fund or Mandatory Redemption. The series L preferred stock has no stated maturity date and DLR is not required to redeem the series L preferred stock at any time. Accordingly, the series L preferred stock will remain outstanding indefinitely, unless DLR decides, at its option, to exercise its redemption right or, under circumstances where the holders of the series L preferred stock have a conversion right, such holders decide to convert the series L preferred stock into common stock. The series L preferred stock is not subject to any sinking fund.

Voting Rights. Holders of series L preferred stock generally have no voting rights. However, if DLR is in arrears on dividends on the series L preferred stock for six or more quarterly periods, whether or not consecutive, holders of the series L preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of at least 10% of such holders or at the next annual meeting of stockholders and each subsequent annual meeting of stockholders for the election of two additional directors to serve on the DLR board until all unpaid dividends with respect to the series L preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, DLR may not make certain material and adverse changes to the terms of the series L preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series L preferred stock and all other shares of any class or series ranking on parity with the series L preferred stock that are entitled to similar voting rights (voting together as a single class).

Conversion. Upon the occurrence of a Change of Control, each holder of series L preferred stock will have the right (unless, prior to the Change of Control Conversion Date, DLR has provided or provides notice of its election to redeem the series L preferred stock) to convert some or all of the series L preferred stock held by such holder on the date the series L preferred stock is to be converted, which DLR refers to as the Change of Control Conversion Date, into a number of shares of common stock per share of series L preferred stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series L preferred stock dividend payment and prior to the corresponding series L preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.38518 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the articles supplementary relating to the Series L preferred stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of common stock is solely cash, the amount of cash consideration per share of common stock or (ii) if the consideration to be received in the Change of Control by holders of common stock is other than solely cash (x) the average of the closing sale prices per share of the common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the common stock is then traded, or (y) the average of the last quoted bid prices for the DLR’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the common stock is not then listed for trading on a U.S. securities exchange.

If, prior to the Change of Control Conversion Date, DLR has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of series L preferred stock will not have any right to convert the series L preferred stock into shares of DLR’s common stock in connection with the Change of Control and any shares of series L preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the series L preferred stock is not convertible into or exchangeable for any other securities or property.

Transfer Agent and Registrar. The transfer agent and registrar for the series L preferred stock is American Stock Transfer & Trust Company, LLC.